Exhibit 99.1

Sysorex Shares Letter from Major Shareholders

Herndon, VA, May 3, 2022 -- Sysorex, Inc. (OTCQB: SYSX), a data center owner/operator centered on Ethereum mining and blockchain technology applications, and provider of goods and services pursuant to contracts with US Government agencies, shares the following letter from two of its largest shareholders, Bigger Capital Fund, LP and District 2 Capital Fund LP, which was filed yesterday with the Securities and Exchange Commission in a Form 13D.

Bigger Capital Fund, LP and District 2 Capital Fund LP

to Work with Sysorex to Maximize the Present Value

Dear Fellow Shareholders,

Bigger Capital Fund, LP and District 2 Capital Fund LP (together with its affiliates, the “Funds”), are now among the largest shareholders of Sysorex, Inc. (“Sysorex” or the “Company”), with ownership of approximately 9.6% of the Company’s outstanding common stock. Bigger Capital Fund, LP and District 2 Capital Fund LP are research intensive investment funds. The Funds are led by Michael Bigger, a highly respected value investor who has achieved great success investing in various companies over more than 30 years. Joining Michael in the District 2 Capital Fund LP entity is Eric Schlanger, Co-Portfolio Manager and former Head of Equities, Americas at Barclays.

The Funds believe there is significant untapped value in Sysorex. The Funds do not intend to advocate for, or otherwise have any plans with respect to any operational or management changes; instead, the Funds intend to work with Sysorex regarding strategic matters to better position the Company to recognize this untapped potential.

Specifically, subject to the satisfaction of certain closing conditions, Sysorex intends to close on or about May 24, 2022, the transaction outlined in a Heads of Terms (the “Heads of Terms”), dated March 24, 2022, between Sysorex and Ostendo Technologies, Inc. (“Ostendo”). Upon closing, Sysorex will be the beneficial owner of 7,291,667 shares of Ostendo’s preferred stock (the “Ostendo Preferred Shares”).

Ostendo is a technology company that designed a Quantum Photonic Imager platform, purpose-built, to create next-generation, light field semiconductor chips and augmented reality hardware for consumer, enterprise and defense applications. With the financial backing of industry heavy-weights such as PayPal co-founder Peter Thiel and funding from government agencies including DARPA, Ostendo is the creator of what the Funds believe is ground-breaking technology with a wide array of applicability augmenting reality and enriching the metaverse.

Pursuant to the Heads of Terms, the Ostendo Preferred Shares are valued at $70,000,000. Mr. Bigger and the Funds strongly believe in the viability of the technology and the growth potential of Ostendo’s products; Mr. Bigger was further very impressed with a demonstration of Ostendo’s augmented reality glasses, which he personally experienced. Notwithstanding the above, neither Mr. Bigger nor the Funds have independently verified this valuation, which is based on the valuation attributable to Ostendo’s most recent, approximately $40 million, raise (Ostendo represents it has raised nearly $290 million to date from prominent investors). After the announcement of the Heads of Terms, the Funds increased their respective position in Sysorex to become one of the largest shareholders of Sysorex.

In addition to owning an approximate 9.6% interest in the Company’s common stock, the Funds hold an aggregate of (i) $2,250,000 in 12.5% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) and (ii) warrants to purchase an aggregate of 796,112 shares of Sysorex’s common stock. While the Debentures have a floating conversion price based on the trading price of Sysorex’s common stock, the Funds have no intention of converting the Debentures into shares of Sysorex’s common stock for the foreseeable future. As indicated above, the Funds own common stock of Sysorex and may also engage in future transactions with respect to Sysorex’s common stock including both purchases and sales.

This letter may contain forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions, and future financial performance. The forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that may cause the Company’s actual experience to differ materially from that anticipated.

The views contained in this letter represent the opinions of the Funds as of the date hereof based solely on publicly available information and do not represent investment advice in any way. In addition, the Ostendo Preferred Shares are only one element that may be used to value the securities of the Company. Investors and other parties interested in the Company are encouraged to do their own analysis of the Ostendo Preferred Shares and the Company. The Funds reserve the right to change any of their opinions expressed herein at any time and for any reason and expressly disclaim any obligation to correct, update or revise the information contained herein. The information included in this letter may not contain all of the information required in order to evaluate the value of the Company, the Ostendo Preferred Shares or its other current or future securities. Investors should seek independent financial advice regarding the suitability of investing in any securities or of following any investment strategies; the Funds are not offering or providing such services in connection with this letter or otherwise making a recommendation to buy or sell any of the Company’s securities.

Sincerely,

Bigger Capital Fund, LP

ABOUT SYSOREX, INC.

Sysorex, Inc. (“Company”) is a data center owner and operator and is one of the largest U.S.-based, publicly traded Ethereum mining and blockchain technology companies. The Company currently owns and operates thousands of NVIDIA Graphics Processing Units (“GPUs”), as well as hundreds of specialized Cryptocurrency Mining Processors (“CMPs”) (collectively, “GPUs”). These GPUs are currently online and securing the Ethereum blockchain and generating ETH around the clock with industry leading efficiency. In addition to the mining of Ethereum, the Company continues to operates its wholly-owned subsidiary, Sysorex Government Services, Inc. (“SGS”), a business that provides information technology products, solutions and services to federal, state, and local government, including system integrators.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Sysorex, Inc. and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19 on Sysorex's results of operations, Sysorex’s ability to integrate the products and business from recent acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Sysorex’s technology. Other factors that are detailed in Sysorex's periodic and current reports available for review at sec.gov. Furthermore, Sysorex operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Sysorex disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Investor Relations

Crescendo Communications, LLC
David Waldman/Natalya Rudman
Tel: (212) 671-1020
Email: SYSX@crescendo-ir.com